UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2000
                                                 -----------------


                           Gibbs Construction, Inc..
                          ---------------------------
               (Exact name of issuer as specified in its charter)


Texas                           1-14088                              75-2095676
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File                (I.R.S.Employer
of incorporation)                 Number)                    Identification No.)

133 Carnegie Way, Suite 600, Atlanta, GA                                30303
-----------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



(Registrant's telephone number, including area code: (404) 525-1370

1855 Wall Street, Garland, TX 75041 (Former name, former address and former fiscal year, if changed since last report)

Item 1.  Change in Control.

On November 10, 2000, effective as of November 1, 2000, the registrant acquired certain operating assets of Thacker Asset Management, L.L.C. in exchange for 4,000,000 shares of the registrant's common stock. This transaction is further described under "Item 2. Acquisition or Disposition of Assets". TOC, Inc. holds all of the voting rights and is entitled to 80% of the profits of Thacker Asset Management, L.L.C. In addition, prior to the effective date, Thacker Resources, Inc., which is also affiliated with TOC, Inc. acquired 1,500,000 shares of the registrant's common stock. Of these 1,500,000 shares, 1,000,000 were acquired from Tony Gibbs and 500,000 were acquired from Danny R. Gibbs. Accordingly, TOC, Inc. or its affiliates now beneficially own 5,500,000 shares of the registrant's common stock of the 8,561,000 shares of common stock issued and outstanding. These 5,500,000 shares represent approximately 64.2% of the registrant's issued and outstanding shares of common stock.

Item 2.  Acquisition or Disposition of Assets.

     On August 20, 2000, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, confirmed the registrant's Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code. On November 10, 2000, the court made that plan effective. On November 10, 2000, as contemplated in the plan, the registrant agreed to issue 4,000,000 shares of its Common Stock to Thacker Asset Management, L.L.C. to acquire that entity's existing contracts, of which there was one, and work in progress together with certain furniture fixtures and equipment.

Thacker Asset Management, L.L.C. provides engineering and construction management services as a minority and women-owned business enterprise.

Item 7. Financial Statements and Exhibits.

(a)      Financial Statements of Business acquired

         The financial statements of Thacker Asset Management, L.L.C. are set forth on pages F-1 through F-12 herein.

(b)      Pro forma financial information.

         The pro forma consolidating financial statements of Thacker Asset Management, L.L.C. and Gibbs Construction, Inc. are set forth on pages F-13 through F-20 herein.

                         THACKER  ASSET  MANAGEMENT,  L.L.C
             (Formerly Known as Benchmark Asset Management, L.L.C.)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

                        Killman, Murrell & Company, P.C.
                          Certified Public Accountants

505 N. Big Spring, Suite 603    1931 E. 37th, Suite     14810 Le Grande Drive
   Midland, Texas  79701        Odessa, Texas 79762     Addison, Texas 75001
      (915) 686-9381          (915) 363-0067/550-4910     (972) 991-9324
   Fax (915) 684-6722           Fax (915) 363-0376      Fax (972) 991-9323




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Members
Thacker Asset Management, L.L.C.
(Formerly Known As Benchmark Asset Management, L.L.C.)
Atlanta, Georgia

We have audited the accompanying balance sheets of Thacker Asset Management, L.L.C. (formerly known as Benchmark Asset Management, L.L.C.) as of December 31, 1998 and 1999, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thacker Asset Management, L.L.C. (formerly known as Benchmark Asset Management, L.L.C.) as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
February 25, 2000

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                                 BALANCE SHEETS

                                     ASSETS

                                          December 31,                       September 30,
                                          ------------------------------
                                          1998               1999                2000
                                          -------------      -------------     -----------
                                                                             (Unaudited)
CURRENT ASSETS
   Cash                                   $    4,334         $   45,514       $     31,689
   Accounts Receivable - Trade               416,011            712,840            508,739
   Prepaid Expenses                           12,573             46,684             46,410
                                           ----------         ------------      ------------

       TOTAL CURRENT ASSETS                  432,918            805,038            586,838
                                           ----------         ------------      ------------

EQUIPMENT AND FURNITURE                       73,676             99,252            101,668
     Less Accumulated Depreciation           (11,051)           (28,396)           (46,162)
                                           ----------         -------------     -------------

       NET EQUIPMENT AND FURNITURE            62,625             70,856             55,506
                                           ----------         ------------      ------------

OTHER ASSETS
   Member and Affiliate Receivables          238,680            893,752          2,247,216
   Other Assets                                  398                398                398
                                           ----------         ------------      ------------

       TOTAL OTHER ASSETS                    239,078            894,150          2,247,614
                                           ----------         ------------      ------------

       TOTAL ASSETS                       $  734,621         $1,770,044       $  2,889,958
                                           ==========         ============      ============

              LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
 Notes Payable to Related Parties-Note 2  $  575,656         $  543,502       $ -
 Current Portion of Long Term Debt-Note 2       -                  -               251,702
 Accounts Payable                              4,623            219,415            882,719
   Accrued Liabilities - Note 4               51,607            271,792            194,120
                                           ----------         -------------     ------------

       TOTAL CURRENT LIABILITIES             631,886          1,034,709          1,328,541

LONG TERM DEBT - Note 2                         -                  -               524,679

COMMITMENTS - Notes 6 and 8                     -                  -                  -
                                           ----------         ------------      ------------

       TOTAL LIABILITIES                     631,886          1,034,709          1,853,220
                                           ----------         ------------      ------------

MEMBERS' EQUITY
 Contributed Capital                          40,817             40,817             40,817
 Members' Earnings                            61,918            694,518            995,921
                                           ----------         ------------      ------------

   TOTAL MEMBERS' EQUITY                     102,735            735,335          1,036,738
                                           ----------         ------------      ------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY  $  734,621         $1,770,044       $  2,889,958
                                           ==========         ==========        ============

                 See accompanying notes to financial statements
                                       F-3

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                            STATEMENTS OF OPERATIONS

                                                                                                Nine Months
                                                                Years Ended                         Ended
                                                                December 31,                     September 30,
                                                        --------------------------        -------------------------
                                                             1998             1999             1999               2000
                                                        -------------     ------------     ------------     ----------
                                                                                           (Unaudited)       (Unaudited)
REVENUES
 Program/Construction Management Services
  Revenues                                              $  1,420,838      $  3,534,468     $  2,757,701      $  4,874,324
   Related Party Service Revenues                             17,345              -                -                 -
                                                        ------------      ------------     ------------      ------------

              TOTAL REVENUES                               1,438,183         3,534,468        2,757,701         4,874,324

SUBCONTRACT AND OTHER COSTS
   OF REVENUES                                               547,646         1,908,957        1,464,270         3,249,541
                                                        ------------      ------------     ------------      ------------

              GROSS PROFIT                                   890,537         1,625,511        1,293,431         1,624,783
                                                        ------------      ------------     ------------      ------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Salaries, Wages and Other Employee
Benefits                                                     201,230           372,628          243,177           501,539
   Depreciation                                               11,051            17,345           13,264            17,766
   Other                                                     335,964           446,313          307,462           777,007
                                                        ------------      ------------     ------------      ------------
              TOTAL GENERAL AND
                ADMINISTRATIVE                               548,245           836,286          563,903         1,296,312
                                                        ------------      ------------     ------------      ------------
EXPENSES

              INCOME BEFORE OTHER
                INCOME (EXPENSE)                             342,292           789,225          729,528           328,471
                                                        ------------      ------------     ------------      ------------

OTHER INCOME (EXPENSE)
   Interest Income                                             1,440             6,245            3,250             3,035
   Interest Expense                                          (18,732)          (75,131)         (58,932)          (30,103)
   Related Party Technical Advisory Fee                     (263,082)          (87,739)         (87,739)                -
                                                        ------------      ------------     ------------      ------------

              TOTAL OTHER INCOME
(EXPENSE)                                                   (280,374)         (156,625)        (143,421)          (27,068)
                                                        ------------      ------------     ------------      ------------

NET INCOME                                              $     61,918      $    632,600     $    586,107      $    301,403
                                                        ============      ============     ============      ============





                 See accompanying notes to financial statements

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          STATEMENTS OF MEMERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


                                                                      Contributed         Members'
                                                                        Capital            Earnings              Total
                                                                      -----------       -------------       -----------
BALANCE, DECEMBER 31, 1997                                              $ 25,000          $     -           $    25,000

   Member Contributions                                                   15,817                -                15,817

   1998 Income (Audited)                                                    -                 61,918             61,918
                                                                        ---------          ----------        ----------

BALANCE, DECEMBER 31, 1998                                                40,817              61,918            102,735

   1999 Income (Audited)                                                    -                632,600            632,600
                                                                        ---------          ----------        ----------

BALANCE, DECEMBER 31, 1999                                                40,817             694,518            735,335

   2000 Income (Unaudited)                                                  -                301,403            301,403
                                                                        ---------          ----------        ----------

BALANCE, SEPTEMBER 30, 2000 (UNAUDITED)                                 $ 40,817          $  995,921        $ 1,036,738
                                                                        =========          ==========        ==========





















                 See accompanying notes to financial statements

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                            STATEMENTS OF CASH FLOWS

                                                                                                            Nine Months
                                                                          Years Ended                         Ended
                                                                          December 31,                     September 30,
                                                                -----------------------------     -------------------------
                                                                 1998           1999                 1999           2000
                                                             -------------    ------------        ------------   ----------
                                                                                                  (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING  ACTIVITIES
     Net Income                                              $   61,918       $  632,600        $    586,107      $    301,403
     Adjustments to Reconcile Net Income to Net
       Cash from Operating Activities
         Depreciation                                            11,051           17,345              13,264            17,766
     Changes in Operating Assets and Liabilities
         Accounts Receivable                                   (416,011)        (296,829)            407,088           204,101
         Prepaid Expenses                                       (12,573)         (34,111)            (41,639)              274
         Related Party Receivables                             (232,680)        (655,072)         (1,385,994)       (1,353,464)
         Other Assets                                              (398)            -                   -                 -
         Accounts Payable                                         4,623          214,792             196,257           663,304
         Accrued Liabilities                                     51,607          220,185             129,533           (77,672)
         Cash Overdraft                                            -                -                113,460              -
                                                             ----------       ----------        ------------      -------------
            NET CASH (USED) PROVIDED BY
OPERATING ACTIVITIES                                           (532,463)          98,910              18,076          (244,288)
                                                             ----------       ----------        ------------      ------------

CASH FLOWS USED IN INVESTING        ACTIVITIES
       Purchase of Equipment and Furniture                      (73,676)         (25,576)            (17,046)           (2,416)
                                                             ----------       ----------        ------------      ------------

CASH FLOWS FROM FINANCING  ACTIVITIES
       Proceeds from Notes Payable from Related
Parties                                                         575,656          158,312             158,312           272,695
       Payments on Notes Payable from Related
Parties                                                            -            (190,466)           (153,466)          (39,816)
       Member Contributions                                      15,817             -                   -                 -
                                                             ----------       ----------        ------------      ------------
            NET CASH PROVIDED (USED) BY
FINANCING ACTIVITIES                                            591,473          (32,154)              4,846           232,879
                                                             ----------       ----------        ------------      ------------

NET (DECREASE) INCREASE IN CASH                                 (14,666)          41,180               5,876           (13,825)

CASH AT BEGINNING OF PERIOD                                      19,000            4,334               4,334            45,514
                                                             ----------       ----------        ------------      ------------

CASH AT END OF PERIOD                                        $    4,334       $   45,514        $     10,210      $     31,689
                                                             ==========       ==========        ============      ============

SUPPLEMENTAL SCHEDULE OF CASH
   FLOW INFORMATION
       Cash Paid During the Period For:
         Interest                                            $      125       $   15,593        $       -         $     12,183
                                                             ==========       ==========        ============      ============
         Income Taxes                                        $        -       $        -        $       -         $       -
                                                             ==========       ==========        ==============    ============

                 See accompanying notes to financial statements
                                       F-6

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

                           DECEMBER 31, 1998 and 1999

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Company Organization and Business

   Two companies contributed $25,000 to a joint venture in December 1997, and the joint venture, prior to commencement of business activity, was converted to a Texas limited liability company on February 1, 1998, with the name being changed to Thacker Asset Management, L.L.C. ("Thacker ")(formerly known as Benchmark Asset Management, L.L.C.). The period of duration of the limited liability company is thirty (30) years from February 1, 1998. The members of Thacker are:

                                                     Ownership
                Member Name                          Percentage
        ---------------------------------            ----------
        TOC, Inc. ("TOC")                               51%
        The Benham Group, Inc. ("Benham")               49%

   Thacker is managed by TOC, and TOC is the source of substantially all revenues earned by Thacker. Due to this relationship, Thacker has been accounted for as a subsidiary of TOC and is included in TOC's consolidated financial statements.

   On January 10, 1997, TOC and the engineering firm CH2M Hill, Inc. formed CH2M Hill/TOC, a Joint Venture (the "Joint Venture"). On March 28, 1998, the Joint Venture entered an agreement with the City of Atlanta, Georgia, to provide architectural, engineering, construction management and other related professional services for a three year period. This agreement sets forth the applicable hourly fee rates for the professional services to be provided. The City of Atlanta issues a contract task order and notice to proceed to the Joint Venture for a certain project and the Joint Venture will either self perform or obtain the necessary subcontractors to complete the project.

   Included in the statement of operations for the years ended December 31, 1998 and 1999, and the nine months ended September 30, 2000, are the following related party expenses:

                                            Subcontract and Other
                                              Costs of Revenues
                                 ----------------------------------------------
                                 1998               1999               2000
                                 ----------       ------------      -----------
                                                                    (Unaudited)
      Benham                    $149,490          $       -          $    -
      TOC                        180,026                  -               -
      TOC'S Officer                    -                  -               -
                                ----------        -----------        ----------

                                $329,516          $       -          $    -
                                =========         ==========         ==========


                                   (Continued)
                                       F-7

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

                           DECEMBER 31, 1998 and 1999

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                    General and Administrative Expenses
                                ----------------------------------------------
                                   1998               1999           2000
                                ----------         ---------     ------------
                                                                 (Unaudited)
    Benham                      $        -         $       -     $        -
    TOC                            287,434                 -        353,579
    TOC's Officer                    2,000                 -              -
                                ----------         ---------      ----------

                                $  289,434         $       -     $  353,579
                                =========          ==========    ===========

                                    Technical Advisor Fees
                                ---------------------------------------------
                                   1998               1999           2000
                                ----------         ---------     ------------
                                                                 (Unaudited)
    Benham                      $  263,082         $  87,739     $        -
    TOC                                  -                 -              -
    TOC's Officer                        -                 -              -
                                ----------         ---------      ----------

                                $  263,082         $  87,739     $        -
                                ==========         =========     ==========
   Revenue Recognition
   -------------------
   Professional services and subcontract services are billed monthly based on time expanded, plus allowable reimbursable expenses.

   Use of Estimates
   ----------------
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

   The Company recognizes revenues from fixed-price construction contracts using the percentage-of-completion method, measured by the percentage of cost incurred to date to management's estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

   Cash and Cash Equivalents
   -------------------------
   For financial reporting purposes, Thacker considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                                   (Continued)
                                       F-8

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

                           DECEMBER 31, 1998 and 1999

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Equipment and Furniture
   -----------------------
   Equipment and furniture are stated at cost. Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the related item are capitalized and depreciated. Depreciation is provided for over the estimated useful lives of the individual assets using straight-line methods.

   Equipment and furniture consisted of the following:

                                                                                                                  Useful
                                                        December 31,                       September 30,          Lives
                                               -------------------------------------
                                                       1998                 1999               2000               (Years)
                                                  -------------        -------------    ------------------      ----------
                                                                                             (Unaudited)

         Leasehold Improvements                     $       -            $   9,731            $   9,731                3
         Equipment and Furniture                       66,676               82,521               84,937              3-5
         Vehicles                                       7,000                7,000                7,000                3
                                                    ---------            --------             ---------

                  Total                                73,676               99,252              101,668
         Accumulated Depreciation                     (11,051)             (28,396)             (46,162)
                                                    -------              --------             ----------

     Leasehold Improvements,
   Equipment and Furniture, Net                     $  62,625            $  70,856            $  55,506
                                                    =========            =========            =========



   Accounting for Long-Lived Assets
   --------------------------------
         Thacker adopted Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of." Thacker reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. At December 31, 1999, Thacker believes that there has been no impairment of its long-lived assets.

   Income Taxes
   ------------
   Thacker is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by Thacker. Members are taxed individually on their shares of Thacker's earnings. Thacker's net income or loss is allocated among the members in accordance with the regulations of Thacker.

                                   (Continued)
                                       F-9

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

    DECEMBER 31, 1998 and 1999 (AUDITED), AND SEPTEMBER 30, 2000 (UNAUDITED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Concentration of Credit Risk
   ----------------------------
   Thacker places its cash and temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of FDIC insurance limits. At December 31, 1999, the deposits did not exceed FDIC insurance limits.

   Thacker grants unsecured credit to its customers which are located in Thacker 's market area which is Georgia. Management believes that its billing and collection policies are adequate to minimize potential credit risks. Substantially all revenues are derived from the Joint Venture's agreement with the City of Atlanta.

   Pension Benefit
   ---------------
   The Thacker employees are covered by a deferred contribution profit sharing plan [401 (K) Plan] established by a Member of the Company. This plan allows both Thacker and Thacker's eligible employees to contribute to the plan. Thacker's contributions to the plan for the years ended December 31, 1998 and 1999 were $9,558 and $21,137, respectively. For the nine month periods ended September 30, 1999 and 2000, Thacker's contribution to the plan was $19,058 and $19,550, respectively.

NOTE 2:  NOTES PAYABLE TO A MEMBER

   At December 31, 1998, notes payable to a Member were composed of twenty-one
   (21) separate notes with an interest rate of ten and one-half percent (10.5%) due at staggered dates from March 10, 1999 to December 31, 1999, secured by accounts receivable from the City of Atlanta. Interest on these notes for the year ended December 31, 1998 was $18,607.

   At December 31, 1999, notes payable to a Member were composed of thirteen
   (13) separate notes with an interest rate of ten and one-half percent (10.5%) due at staggered dates to April 16, 2000, secured by accounts receivables from the City of Atlanta. Interest on these notes for the year ended December 31, 1999 was $68,501.

   At June 30, 2000, the notes payable to a Member due at December 31, 1999 plus additional borrowings of $194,542 and accrued interest of $78,153 were consolidated into one long term note with an interest rate of nine percent (9%). Payments in the amount of $25,955 including interest are due monthly with the final payment due June 30, 2003. The first payment was due July 2, 2000. The balance of this note was $776,381 at September 30, 2000 with current maturities being $251,702.



                                   (Continued)
                                      F-10

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

                           DECEMBER 31, 1998 and 1999

NOTE 2:  NOTES PAYABLE TO A MEMBER (Continued)

        Aggregate maturities of long-term debt as of September 30, 2000, are as follows:

                Year                                      Amount
                ------                                    ---------
                2001                                    $   251,702
                2002                                        275,423
                2003                                        249,256
                                                          ---------

                                                        $   776,381
                                                        ===========
NOTE 3:  LEASE OBLIGATIONS

    Thacker leases apartments and vehicles under operating leases that expire over the next two (2) years. The following is a schedule by year of future minimum rental payments required under the operating leases as of December 31, 1998:

              Year Ending
             December 31,                                   Amount
             ------------                                 --------
                 2000                                     $  9,241
                 2001                                        3,080
                                                          --------

                                                          $ 12,321
                                                          ========

   Operating lease expense was $28,786 and $9,241 for the years ended December 31, 1998 and 1999, respectively, and $6,901 and $6,931 for the nine months ended September 30, 1999 and 2000, respectively.

NOTE 4:  ACCRUED LIABILITIES

Accrued liabilities were composed of:

                                                December 31,                 September 30,
                                       ------------------------------------
                                          1998                 1999             2000
                                       ---------            ---------       ----------
                                                                            (Unaudited)
Accrued Invoices                       $     -              $ 95,000         $   26,254
Interest                                18,607                78,145             18,000
Payroll                                 18,000                64,204             92,054
401 (K) Contributions                   10,000                18,372             14,972
Other                                    5,000                16,071             42,840
                                       ---------            ---------         ----------

                                       $51,607              $271,792          $ 194,120
                                       =======              =========         ==========

                        THACKER ASSET MANAGEMENT, L.L.C.
             (Formerly Known As Benchmark Asset Management, L.L.C.)

                          NOTES TO FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

                           DECEMBER 31, 1998 and 1999
   NOTE 5: BACK LOG
   The following schedule shows a reconciliation of back log by representing the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at December 31, 1998 and 1999, and from contractual agreements on which work has not yet begun:

     Balance, December 31, 1998                            $5,564,510

     New Contracts, 1999                                    3,160,658
                                                           ----------

                                                            8,725,168

     Less: Contract Revenue Earned 1999                    (3,534,468)
                                                           ----------

     Balance, December 31, 1999                            $5,190,700
                                                           ==========

NOTE 6:  SUBSEQUENT EVENT

   In November 2000, The Benham Group Inc.'s ownership in TAM was reduced to a non-voting 20% ownership, and TOC's ownership interest increased to 80%.

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

                  PRO FORMA CONSOLIDATING FINANCIAL INFORMATION
                                   (Unaudited)

On April 20, 2000, Gibbs Construction, Inc. ("Gibbs") filed for protection under Chapter 11 of the United States Bankruptcy Act. Mounting losses on several construction projects led to the notification from Gibbs' bonding surety that it would no longer provide completion and payment bonds for Gibbs' construction projects precipitated this filing. Gibbs' increasingly difficult financial position and lack of being able to secure additional bonding resulted in their inability to contract for additional work. Given these events Gibbs negotiated with its bonding surety, its largest creditor, to complete certain projects and terminate others. Also during this time, the brother of Gibbs' president, a director of the company, resigned to pursue other business interests. By subcontracting the necessary labor and materials to complete the construction work, all jobs in progress at the date of the bankruptcy filing have been either completed or were near completion as of the date the plan of reorganization was confirmed.

On November 10, 2000, Gibbs was discharged from bankruptcy pursuant to a plan of reorganization by which Gibbs would acquire certain assets of Thacker Asset Management, L.L.C. ("TAM"), a Texas limited liability company based in Atlanta, Georgia, that focuses upon providing to governmental entities and private corporations qualified minority businesses to fulfill engineering and construction management services. Gibbs acquired the assets of TAM in exchange for 4,000,000 shares of its $.01 par value common stock at which time the management and stockholders of TAM gained actual and effective operating control of Gibbs thereby affecting the accounting of the purchase as a reverse merger and eventual name change to Thacker-Gibbs, Inc. This transaction is equivalent to the issuance of stock by TAM (the private company) for the acquisition of Gibbs' assets, accompanied by a recapitalization.

The unaudited Pro Forma Consolidating Statements of Operations for the year ended December 31, 1999, and the nine months ended September 30, 2000, gives pro forma effect to the acquisition of TAM (and other adjustments as described in the accompany notes) as if it had occurred on January 1, 1999 and 2000, respectively. The Pro Forma Statements of Operations are based on the historical results of operations of Gibbs and TAM for the year ended December 31, 1999, and the nine months ended September 30, 2000. The Pro Forma Consolidating Balance Sheet as of September 30, 2000 gives pro forma effect to the acquisition of TAM as if it had occurred on that date. The Pro Forma Consolidating Statements of Operations and Pro Forma Consolidating Balance Sheet and the accompanying notes should be read in conjunction with and are qualified by the historical financial statements of Gibbs and TAM and notes thereto appearing elsewhere herein.

The Pro Forma Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of Gibbs after the acquisition of TAM, or the financial position or the results of operations of Gibbs that would have actually occurred had the acquisition of TAM been effected as of the date or for the periods presented.

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

                      PRO FORMA CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)
                                     ASSETS

                                                                         Gibbs             Thacker Asset  Pro Forma
                                      Gibbs           Reorganization   Construction,Inc.    Management,   Consolidating    Pro Forma
                                   Construction,Inc.     Entries       Post Reorganization     L.L.C.     Entries          Total
                                   -----------------  --------------   -------------------  ------------  -------------    ---------
CURRENT ASSETS
   Cash                              $  475,729      $ (405,729)(A)    $  70,000           $   31,689     $    (1,689)(F) $  100,000
   Temporary Investments                    129            (129)(A)            -                   -                -              -
   Accounts Receivable
     Trade                              794,582        (794,582)(A)            -              508,739        (508,739)(F)          -
     Costs and Estimated Earnings
      in Excess of Billings on
Uncompleted Contracts                    45,340          (7,543)(A)       37,797                    -               -         37,797
   Prepaid Expenses                       8,628          (8,628)(A)            -               46,410               -         46,410
                                      ---------        --------        ---------              -------      ----------       --------

         TOTAL CURRENT ASSETS         1,324,408      (1,216,611)         107,797              586,838        (510,428)       184,207
                                      ---------       ---------        ---------              -------      ----------       --------

NET EQUIPMENT AND FURNITURE             158,619               -          158,619               55,506         (58,619)(H)    155,506
                                      ---------        --------        ---------              -------      ----------       --------

OTHER ASSETS
 Members and Affiliates Receivables        -                  -                -            2,247,216      (2,247,216)(F)          -
   Real Estate Investments               17,732         (17,732)(A)            -                    -               -              -
   Deferred Tax Asset                      -          1,752,000 (E)    1,752,000                    -               -      1,752,000
   Other Assets                            -                  -                -                  398               -            398
                                      ---------       ---------        ---------              -------      ----------      ---------

         TOTAL OTHER ASSETS              17,732       1,734,268        1,752,000            2,247,614      (2,247,216)     1,752,398
                                      ---------       ---------        ---------            ---------      ----------      ---------

         TOTAL ASSETS                $1,500,759      $  517,657       $2,018,416           $2,889,958     $(2,816,263)    $2,092,111
                                     ==========      ==========       ==========           ==========     ===========     ==========





                   The accompanying notes are an integral part
              of these pro forma consolidating financial statements

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

                      PRO FORMA CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)
                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

                                                                                 Gibbs       Thacker     Pro Forma
                                                   Gibbs       Reorganization  Construction, Asset       Consolidat-     Pro
                                               Construction,   Entries         Inc.Post      Management, ing             Forma
                                                Inc.                           Reorgan-      L.L.C.      Entries         Total
                                                                               ization
                                               --------------  --------------  ------------  ----------- -----------     -------

CURRENT LIABILITIES
 Current Portion of Long-Term Debt             $ 4,226,755     $(4,226,755)(A) $        -    $  251,702  $  (251,702)(F) $        -
 Current Portion of Capital Lease Obligation        29,054         (29,054)(A)          -             -            -              -
 Accounts Payable                                4,080,701      (4,080,701)(A)          -       882,719     (882,719)(F)          -
 Accrued Liabilities                             3,322,164      (3,322,164)(A)          -       194,120     (194,120)(F)          -
 Billings in Excess of Costs and Estimated
   Earnings on Uncompleted Contracts                11,241         (11,241)(A)          -             -            -              -
 Payable to Stockholders                            78,539         (78,539)(A)          -             -            -              -
                                               -----------     -----------     ----------    ----------  ----------        --------
        TOTAL CURRENT LIABILITIES               11,748,454     (11,748,454)             -     1,328,541   (1,328,541)             -

LONG TERM DEBT                                           -               -              -       524,679     (524,679)(F)          -
                                               -----------     -----------     ----------     ---------  ---------         --------

        TOTAL LIABILITIES                       11,748,454     (11,748,454)             -     1,853,220   (1,853,220)             -
                                               -----------     -----------     ----------     ---------  ----------        --------

STOCKHOLDERS' (DEFICIT) EQUITY
   6% Designated Preferred Stock                                   200,000 (C)    200,000             -            -        200,000
   Common Stock                                     40,600           5,010 (B)     45,610             -       40,000 (G)     85,610
   Additional Paid-In Capital                    5,003,234          95,190 (B)  1,772,806        40,817     (904,424)(F)
                                                                (5,077,618)(D)                               (40,000)(G)
                                                                 1,752,000 (E)                               (58,619)(H)
                                                                                                             995,921 (I)  1,806,501
   Retained Deficit                            (15,291,529)     10,213,911 (A)          -             -            -              -
                                                                 5,077,618 (D)
   Members' Earnings                                     -               -              -       995,921     (995,921)(I)          -
                                               -----------     -----------     ----------     ---------    ---------      ---------

       TOTAL STOCKHOLDERS' (DEFICIT)
EQUITY                                         (10,247,695)     12,266,111      2,018,416     1,036,738     (963,043)     2,092,111
                                               -----------     -----------     ----------    ----------    ---------     ----------

        TOTAL LIABILITIES AND
          STOCKHOLDERS' (DEFICIT) EQUITY       $ 1,500,759     $   517,657     $2,018,416    $2,889,958  $(2,816,263)    $2,092,111
                                               ===========     ===========     ==========    ==========  ===========     ==========

                   The accompanying notes are an integral part
              of these pro forma consolidating financial statements
                                      F-15

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

                 PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                                               Gibbs           Thacker     Pro Forma
                                               Gibbs                           Construction,   Asset       Consolidat-
                                               Construction,  Reorganization   Inc. Post Re-   Management,  ing         Pro Forma
                                               Inc. (M)       Entries          organization    L.L.C. (L)  Entries      Total
                                               -------------  ---------------  -------------  -----------  -------     ---------

REVENUES
 Construction                                 $ 6,042,047     $(6,042,047)(A)  $       -      $        -  $      -     $        -
 Program/Construction Management Services               -               -              -       4,874,324         -      4,874,324
                                               ----------     -----------       ---------      ----------  --------    ---------
       TOTAL REVENUES                           6,042,047      (6,042,047)             -       4,874,324         -      4,874,324
COSTS OF REVENUES                               7,735,154      (7,735,154)(A)          -       3,249,541         -      3,249,541
                                               ----------      -----------      ---------      ----------  --------    ---------
       GROSS PROFIT                            (1,693,107)      1,693,107              -       1,624,783         -      1,624,783
GENERAL AND ADMINISTRATIVE EXPENSES             2,017,525      (2,017,525)(A)          -       1,296,312         -      1,296,312
                                               ----------      -----------      ---------      ----------  --------     ---------
       (LOSS) INCOME BEFORE OTHER
        INCOME (EXPENSE)                       (3,710,632)      3,710,632 (A)          -         328,471         -        328,471
OTHER INCOME (EXPENSE)
   Gain on Disposal of Equipment                  172,236        (172,236)(A)          -               -         -              -
   (Loss) on Real Estate Held for Resale          (45,548)         45,548 (A)          -               -         -              -
   Interest Expense                              (196,488)        196,488 (A)          -         (30,103)        -        (30,103)
   Interest Income and Other                        6,410          (6,410)(A)          -           3,035         -          3,035
                                               ----------       -----------     ---------      ----------  -------      ---------
(LOSS) INCOME BEFORE BENEFIT OF
   REORGANIZATION, PREFERRED STOCK DIVIDENDS,
   AND INCOME TAX EXPENSES                     (3,774,022)      3,774,022              -         301,403         -        301,403
BENEFIT OF REORGANIZATION                                      10,514,111 (A)
                                                                 (100,200)(B)
                                                                 (200,000)(C)
                                                        -      10,213,911)(A)          -               -         -              -
PRO FORMA PREFERRED STOCK DIVIDEND                      -               -              -               -     (9,000)(J)    (9,000)
PRO FORMA INCOME TAX EXPENSE                            -               -              -               -    (99,400)(K)   (99,400)
                                               ----------      -----------      ---------       ---------   -------     ---------
         NET (LOSS) INCOME                    $(3,774,022)    $ 3,774,022      $       -       $ 301,403  $(108,400)   $  193,003
                                               ===========     ===========      =========       =========  =========    =========
(LOSS) INCOME PER SHARE                       $      (.93)                                                             $     .02
                                               ==========                                                               =========
PRO FORMA WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES OUTSTANDING                 4,060,000                                                               8,561,000(L)
                                               ==========                                                               =========


                   The accompanying notes are an integral part
              of these pro forma consolidating financial statements
                                      F-16

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

                 PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                                            Gibbs           Thacker     Pro Forma
                                             Gibbs         Reorganization   Construction,   Asset       Consoli-      Pro Forma
                                             Construction,    Entries       Inc. Post       Management, dating        Total
                                             Inc. (M)                       Reorganization  L.L.C. (L)  Entries
                                             ------------- --------------   --------------  -----------  ---------   ------------

REVENUES
   Construction                              $53,366,171   $(53,366,171)(A) $       -       $       -    $      -     $        -
   Program/Construction Management Services            -              -             -        3,534,468          -      3,534,468
                                              ----------     ----------       ---------      ---------    --------     ----------
       TOTAL REVENUES                         53,366,171    (53,366,171)            -        3,534,468          -      3,534,468
COSTS OF REVENUES                             55,487,878    (55,487,878)(A)         -        1,908,957          -      1,908,957
                                              ----------    -----------       ---------      ---------    --------     ----------
       GROSS (LOSS) PROFIT                    (2,121,707)     2,121,707             -        1,625,511          -      1,625,511
GENERAL AND ADMINISTRATIVE EXPENSES            5,268,009     (5,268,009)(A)         -          836,286          -        836,286
                                              ----------    -----------       ---------      ---------    --------     ----------
       (LOSS) INCOME BEFORE OTHER
INCOME (EXPENSE)                              (7,389,716)     7,389,716             -          789,225          -        789,225
OTHER INCOME (EXPENSE)
   Gain on Disposal of Equipment                   5,000         (5,000)(A)         -               -           -              -
   Gain on Temporary Investment Transactions      78,682        (78,682)(A)         -               -           -              -
   Interest Income and Other                     109,646       (109,646)(A)         -            6,245          -          6,245
   Interest Expense                             (206,832)       206,832 (A)         -          (75,131)         -        (75,131)
   Related Party Technical Advisory Fee                -              -             -          (87,739)         -        (87,739)
                                             -----------     ----------       ---------      ---------     -------     ----------
(LOSS) INCOME BEFORE BENEFIT OF
REORGANIZATION,PREFERRED STOCK DIVIDENDS,
AND INCOME TAX EXPENSES                       (7,403,220)     7,403,022             -           632,600         -        632,600
PREFERRED STOCK DIVIDEND                               -              -             -                -     (12,000)(J)   (12,000)
INCOME TAX EXPENSE                             1,547,042     (1,547,042)(A)         -                -    (215,000)(K)  (215,000)
                                              ----------    -----------       ---------       ---------   --------     ---------
NET (LOSS) INCOME                            $(8,950,262)  $  8,950,262     $       -       $   632,600  $(227,000)   $  405,600
                                              ==========    ===========       =========       =========   =========    =========
(LOSS) INCOME PER SHARE                      $    (2.23)                                                              $      .05
                                              ==========                                                               =========
PRO FORMAWEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING                       4,018,462                                                               8,519,462(L)
                                              ==========                                                               =========



                   The accompanying notes are an integral part
              of these pro forma consolidating financial statements
                                      F-17

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

             NOTES TO PRO FORMA CONSOLIDATING FINANCIAL INFORMATION
                                   (UNAUDITED)

   (A) To record the transfer of assets and liabilities to a liquidating trust as described in the Gibbs confirmed plan of reorganization and to eliminate the revenues and expenses associated with Gibbs for the nine months ended September 30, 2000.

   (B) The plan of reorganization requires Gibbs to issue 501,000 shares of Gibbs' $.01 par value common stock to the liquidating trust to be subsequently issued to certain Gibbs' creditors in settlement of their claims against Gibbs. This entry records the issuance of that stock.

       Number of Shares                                 501,000

       Estimated Fair Value Per Share
                at November 10, 2000                    X $.20
                                                       --------
                                                        100,200

       Less: Par Value of 501,000 Shares at $.01          5,010
                                                       -----------

       Paid-In Capital                                 $ 95,190
                                                       ===========

   (C) To issue 1,000,000 shares of Gibbs' 6% Board Designated No Par Preferred Stock at a negotiated value of $.20 per share (aggregate value $200,000) to the liquidating trust in accordance with the confirmed plan of reorganization. The trust subsequently issued these preferred shares in settlement of the debt to the bonding surety.

   (D) To reclassify Gibbs' retained deficit to paid-in capital as required by reverse merger accounting rules.

   (E) At December 31, 1999, Gibbs reported a valuation allowance equal to the total value of the deferred tax asset. Upon discharge from bankruptcy, Gibbs emerged with its net operating loss carryforward in tact. The estimated value of the deferred tax asset generated by that tax net operating loss carryforward is as follows:

          Tax Net Operating Loss Carryforward          $  10,395,000
          Tax Operating Loss for the Nine Months
                Ended September 30, 2000                   5,007,000
          Relinquishment of Debt, net of assets
                contributed to liquidating trust         (10,250,000)
                                                        ------------

                                                           5,152,000
                Tax Rate                                        X 34%
                                                        ------------

          Deferred Tax Asset                            $  1,752,000
                                                        =============

       Due to the acquisition of TAM, a deferred tax asset valuation allowance is not needed since it is more likely than not that sufficient future taxable income will exist to enable Thacker-Gibbs to realize the tax benefits of the operating loss carryforward.
                                      F-18

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

             NOTES TO PRO FORMA CONSOLIDATING FINANCIAL INFORMATION
                                   (UNAUDITED)

   (F) Gibbs purchased only selected assets and assumed no liabilities of TAM in connection with the acquisition. The assets and liabilities to remain in TAM are itemized below:

                  Cash                             $      1,689
                  Trade Accounts Receivable             508,739
                  Affiliates Receivables              2,247,216
                  Note Payable-Related Party           (776,381)
                  Accounts Payable                     (882,719)
                  Accrued Liabilities                  (194,120)
                                                    ------------

                                                    $    904,424

   (G) To issue 4,000,000 shares of Gibbs' $.01 par value common stock at its estimated fair value on the date of confirmation of the plan of reorganization (November 10, 2000) for the purchase of certain assets of Thacker Asset Management. The assets purchased included cash, prepaid expense, furniture, fixtures and equipment, existing contracts and work in process. Gibbs acquired the assets of TAM in exchange for 4,000,000 shares of its $.01 par value common stock at which time the management and stockholders of TAM gained actual and effective operating control of Gibbs thereby affecting the accounting of the purchase as a reverse merger and eventual name change to Thacker-Gibbs, Inc

       The estimated fair value of Gibbs' stock was the asking price of the stock on November 10, 2000.

       TAM is owned 80% by TOC, Inc., an Atlanta, Georgia, based minority and women-owned business enterprise providing engineering and construction management services, and 20% by The Benham Group, Inc., an engineering firm headquartered in Oklahoma City, Oklahoma.

   (H) To reduce Gibbs' furniture and equipment to its estimated fair value at November 10, 2000, date of purchase of TAM.

   (I) To reclassify members' earnings to paid-in capital as this represents untaxed earnings of TAM from its inception to the date of the merger.

   (J) To record dividends on the 6% preferred stock as follows:
           Preferred Stock                            $  200,000

           6% Dividend Rate                               X $.06
                                                      ----------

                Annual Dividend                       $   12,000
                                                      ==========

                Nine Month Dividend                   $    9,000
                                                      ==========

   (K) To record pro forma federal income tax expense at approximately 34%.

                               THACKER-GIBBS, INC.
                  (Formerly Known As Gibbs Construction, Inc.)

             NOTES TO PRO FORMA CONSOLIDATING FINANCIAL INFORMATION
                                   (UNAUDITED)

                  (L) Outstanding common stock is as follows:

                                                   December 31,    September 30,
                                                      1999             2000
                                                   ------------    -----------

   Weighted Average Number of Common Shares        4,018,462       4,060,000

   Shares Issued in Connection with Acquisition    4,000,000       4,000,000

   Shares Issued to Liquidating Trust                501,000         501,000
                                                  ----------      ----------

                                                   8,519,462       8,561,000
                                                  ==========      ==========

   (M) The statements of operations for the nine month period ended September 30, 2000, include the nine month results of operations of both Gibbs and TAM. The statements of operations for the year ended December 31, 1999, reflect twelve month of results of operations for both companies.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



Date: February 9, 2001
                                      Gibbs Construction, Inc


                                      /s/ Walter R. Huntley, Jr.
                                      --------------------------
                                      Walter R. Huntley, Jr., President